                                                       Registration No. 33-60073


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                                   HPSC, INC.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                        04-2560004
-------------------------------                         -------------------
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                          Identification No.)


                                 60 State Street
                              Boston, MA 02109-1803
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                      HPSC, INC. 1995 STOCK INCENTIVE PLAN
                      ------------------------------------
                            (Full Title of the Plan)


                     Rene Lefebvre, Chief Financial Officer
                                 60 State Street
                              Boston, MA 02109-1803
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (617) 720-3600
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)



                                    Copy to:

                            Andrea M. Teichman, Esq.
                    Hill & Barlow, a Professional Corporation
                             One International Place
                           Boston, Massachusetts 02110
                                 (617) 428-3540



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         This registration statement, initially filed with the Securities and Exchange Commission on June 8, 1995, covered 550,000 shares of common stock authorized for issuance under the HPSC, Inc. 1995 Stock Incentive Plan (the "1995 Plan"). The 1995 Plan was terminated effective upon stockholder approval of the HPSC, Inc. 1998 Stock Incentive Plan (the "1998 Plan"). The Shares registered on this Registration Statement and not issued pursuant to the 1995 Plan prior to the date hereof, and Shares issued pursuant to the 1995 Plan and reacquired by the Company pursuant to forfeiture, repurchase, payment or withholding rights under the 1995 Plan may be issued pursuant to the terms of the 1998 Plan.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on June 15, 1998.



                                         HPSC, INC.



                                         By: /s/ John W. Everets
                                             ----------------------------------
                                             John W. Everets
                                             Chairman of the Board and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints John
W. Everets and Rene Lefebvre and each of them singly as his lawful attorneys with full power to them and each of them singly to sign for him in his name in the capacity indicated below this registration statement on Form S-8 (and any and all amendments thereto), hereby ratifying and confirming his signature as it may be signed by his said attorneys to this registration statement (and any and all amendments hereto).

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                     Title                              Date
     ---------                     -----                              ----


/s/ John W. Everets         Chairman of the Board                June 12, 1998
--------------------------  of Directors and Chief
John W. Everets             Executive Officer (principal
                            executive officer)


/s/ Raymond R. Doherty      President and Director
--------------------------                                       June 12, 1998
Raymond R. Doherty


/s/ Rene Lefebvre           Vice President of Finance,
--------------------------  Chief Financial Officer and          June 12, 1998
Rene Lefebvre               Treasurer (principal financial
                            officer)


/s/ Dennis J. McMahon       Director                             June 12, 1998
--------------------------
Dennis J. McMahon


/s/ Joseph A. Biernat       Director                             June 12, 1998
--------------------------
Joseph A. Biernat


                            Director                             June __, 1998
--------------------------
J. Kermit Birchfield


/s/ Dollie A. Cole          Director                             June 12, 1998
--------------------------
Dollie A. Cole




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/s/ Samuel P. Cooley        Director                             June 12, 1998
--------------------------
Samuel P. Cooley


/s/ Thomas M. McDougal      Director                             June 12, 1998
--------------------------
Thomas M. McDougal

/s/ Lowell P. Weicker
--------------------------  Director                             June 12, 1998
Lowell P. Weicker





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                                  EXHIBIT INDEX



Exhibit        Title                                        Method of Filing
-------        -----                                        ----------------


23.1           Consent of Deloitte & Touche LLP             Filed herewith

23.2           Consent of Coopers and Lybrand L.L.P.        Filed herewith